Exhibit 99.1 For more information, contact: Ronald L. Smith Chief Financial Officer (336) 316-5545

Unifi Announces Fourth Quarter Results

GREENSBORO, N.C., July 25, 2012 – Unifi, Inc. (NYSE: UFI) today released preliminary operating results for its fourth quarter and fiscal year ended June 24, 2012.  The Company reported net income for the fourth quarter of the 2012 fiscal year of $11.3 million, or $0.56 per share, compared to net income of $13.5 million, or $0.67 per share, for the prior year quarter ended June 26, 2011.  Net sales declined $8 million or 4.2% to $188 million for the June 2012 quarter compared to net sales of $196 million for the prior year June quarter.  Highlights for the quarter include:

●	Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) of $14.1 million for the June 2012 quarter, which continues the improving trend;
●	Operating results and working capital improvements, resulting in $16.1 million of net cash generated by operating activities;
●	Strong growth continued in our domestic, premier value-added yarn portfolio; and
●	The successful completion of the refinancing of the Company’s 2014 Senior Secured Notes, which is expected to result in approximately $9 million of annual interest savings.

Results for the current quarter were impacted by the early extinguishment of the 11.5% Senior Secured Notes, which were due 2014 and by the Company’s entry into a new debt structure.  The Company recorded a $2.7 million charge related to the early extinguishment of debt and also realized a one-time, non-cash income tax benefit of $6.0 million related to the release of certain income tax valuation reserves.  Compared to the June 2011 quarter, earnings were also negatively impacted by a $6.9 million reduction in earnings from the Company’s equity investments in unconsolidated affiliates.

Unifi Announces Fourth Quarter Results-page 2

Net sales for the 2012 fiscal year were $705 million, a decline of $8 million or 1.1% compared to the 2011 fiscal year.  The Company is reporting net income of $11.5 million, or $0.57 per share, for the 2012 fiscal year compared to net income of $25.1 million, or $1.25 per share, for the 2011 fiscal year.  In addition to the items previously noted for the quarter, net income for the 2012 fiscal year was negatively impacted by raw material prices approaching historic highs in the first half of the fiscal year and volume pressure in Brazil, as a result of a temporary strengthening of the Real.

"We continued to see recovery in volume across all of our operating segments through the second half of the 2012 fiscal year, and margins improved due to the strength of our premier value-added products and polyester raw material cost subsiding from their historically high levels," said Bill Jasper, Chairman and CEO of Unifi.  "We also realized converting cost benefits during the March and June quarters as higher utilization rates in our plants and our ongoing focus on cost improvement initiatives resulted in lower per unit manufacturing costs.  Looking forward, we are optimistic the improved performance will continue into our new fiscal year."

Cash-on-hand as of June 24, 2012 was $10.9 million, and total outstanding debt was $121.6 million, which reflects a $47 million reduction of debt from the prior year end, June 26, 2011.  "During the June 2012 quarter, we were pleased to announce the completion of our debt refinancing," said Ron Smith, Chief Financial Officer of Unifi.  “Our new bank facility and term B loan extend the maturity profile of our indebtedness and are expected to result in significant annual interest savings.  The structure also provides us with the availability and flexibility we need to execute on our strategic objectives."

-continued-

Unifi Announces Fourth Quarter Results-page 3

The Company will provide additional commentary regarding its fourth quarter and 2012 fiscal year results during its earnings conference call on July 26, 2012 at 8:30 a.m. Eastern Time.  The call will be webcast live at http://investor.unifi.com/ and will available for replay approximately two hours after the live event and archived for up to twelve months. Additional supporting materials and information related to the call, as well as the Company's financial results for the June 2012 quarter will also be available at http://investor.unifi.com/.

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® - all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit the new website www.repreve.com.

###
Financial Statements to Follow

Unifi Announces Fourth Quarter Results-page 4

CONSOLIDATED BALANCE SHEETS (Unaudited)
(amounts in thousands, except share and per share amounts)

	June 24, 2012	June 26, 2011
ASSETS
Cash and cash equivalents	$10,886	$27,490
Receivables, net	99,236	99,815
Inventories	112,750	134,883
Income taxes receivable	596	578
Deferred income taxes	7,807	5,712
Other current assets	6,722	5,591
Total current assets	237,997	274,069

Property, plant and equipment, net	127,090	151,027
Deferred income taxes	1,290	-
Intangible assets, net	9,771	11,612
Investments in unconsolidated affiliates	95,763	91,258
Other non-current assets	10,322	9,410
Total assets	$482,233	$537,376

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$48,541	$42,842
Accrued expenses	14,402	17,495
Income taxes payable	1,332	421
Current portion of long-term debt	7,237	342
Total current liabilities	71,512	61,100
Long-term debt	114,315	168,322
Other long-term liabilities	4,832	4,007
Deferred income taxes	794	4,292
Total liabilities	191,453	237,721
Commitments and contingencies

Common stock, $0.10 par (500,000,000 shares authorized,
20,090,094 and 20,080,253 shares outstanding)	2,009	2,008
Capital in excess of par value	34,723	32,599
Retained earnings	252,763	241,272
Accumulated other comprehensive income	28	23,776
Total Unifi, Inc. shareholders’ equity	289,523	299,655
Non-controlling interest	1,257	-
Total shareholders’ equity	290,780	299,655
Total liabilities and shareholders’ equity	$482,233	$537,376

-continued-

Unifi Announces Fourth Quarter Results-page 5

CONSOLIDATED INCOME STATEMENTS (Unaudited)
(amounts in thousands, except per share amounts)

	For the Quarters Ended		For the Years Ended
	June 24, 2012	June 26, 2011	June 24, 2012	June 26, 2011
Net sales	$187,926	$196,191	$705,086	$712,812
Cost of sales	169,832	178,176	650,690	638,160
Gross profit	18,094	18,015	54,396	74,652
Selling, general and administrative expenses	10,977	11,190	43,482	44,659
(Benefit) provision for bad debts	(207)	(390)	211	(304)
Other operating expense (income), net	953	(367)	2,071	1,605
Operating income	6,371	7,582	8,632	28,692

Interest income	(208)	(516)	(1,921)	(2,511)
Interest expense	3,282	3,843	16,073	19,190
Loss on extinguishment of debt	2,741	-	3,203	3,337
Equity in earnings of unconsolidated affiliates	(5,574)	(12,465)	(19,740)	(24,352)
Other non-operating expense, net	-	78	2,168	606
Income before income taxes	6,130	16,642	8,849	32,422
(Benefit) provision for income taxes	(4,919)	3,128	(1,979)	7,333
Net income including non-controlling interest	$11,049	$13,514	$10,828	$25,089
Less: net (loss) attributable to non-controlling interest	(229)	-	(663)	-
Net income attributable to Unifi, Inc.	$11,278	$13,514	$11,491	$25,089

Net income per common share:
Basic	$0.56	$0.67	$0.57	$1.25

Diluted	$0.55	$0.66	$0.56	$1.22

-continued-

Unifi Announces Fourth Quarter Results-page 6

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(amounts in thousands)

	For the Years Ended
	June 24, 2012	June 26, 2011
Cash and cash equivalents at beginning of year	$27,490	$42,691
Operating activities:
Net income including non-controlling interest	10,828	25,089
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(19,740)	(24,352)
Dividends received from unconsolidated affiliates	10,616	5,900
Depreciation and amortization expense	27,135	25,977
Loss on extinguishment of debt	3,203	3,337
Loss on previously held equity interest	3,656	-
Non-cash compensation expense, net	2,382	1,394
Deferred income taxes	(6,933)	327
Other	523	569
Changes in assets and liabilities, excluding effects of foreign currency adjustments:
Receivables, net	(4,496)	(5,877)
Inventories	13,140	(19,269)
Other current assets and income taxes receivable	(1,650)	977
Accounts payable and accrued expenses	3,698	(2,803)
Income taxes payable	947	611
Net cash provided by operating activities	43,309	11,880
Investing activities:
Capital expenditures	(6,354)	(20,539)
Investments in unconsolidated affiliates	(360)	(867)
Acquisition, net of cash acquired	(356)	-
Return of capital from unconsolidated affiliate	-	500
Proceeds from return of split dollar life insurance premiums	14	3,241
Other	198	269
Net cash used in investing activities	(6,858)	(17,396)
Financing activities:
Payments of notes payable	(134,010)	(47,587)
Proceeds from borrowings on revolving credit facilities	160,600	193,225
Payments of revolving credit facilities	(144,200)	(158,625)
Proceeds from borrowings of term loans	80,000	-
Payments of term loans	(9,769)	-
Payments of debt financing fees	(3,127)	(825)
Contributions from non-controlling interest	920	-
Other	(248)	(217)
Net cash used in financing activities	(49,834)	(14,029)

Effect of exchange rate changes on cash and cash equivalents	(3,221)	4,344
Net decrease in cash and cash equivalents	(16,604)	(15,201)
Cash and cash equivalents at end of period	$10,886	$27,490

-continued-

Unifi Announces Fourth Quarter Results-page 7

 Reconciliations of Net Income Attributable to Unifi, Inc. to Adjusted EBITDA (Unaudited)
(amounts in thousands)

 The reconciliations of Net income attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA are as follows:

	For the Quarters Ended		For the Years Ended
	June 24, 2012	June 26, 2011	June 24, 2012	June 26, 2011
Net income attributable to Unifi, Inc.	$11,278	$13,514	$11,491	$25,089
(Benefit) provision for income taxes	(4,919)	3,128	(1,979)	7,333
Interest expense, net	3,074	3,327	14,152	16,679
Depreciation and amortization expense	6,533	5,998	26,225	25,562
EBITDA	15,966	25,967	49,889	74,663

Loss on extinguishment of debt	2,741	-	3,203	3,337
Loss on previously held equity interest	-	-	3,656	-
Non-cash compensation expense, net	378	266	2,382	1,361
Other	559	290	410	5,451
Adjusted EBITDA including equity affiliates	$19,644	$26,523	$59,540	$84,812

Equity in earnings of unconsolidated affiliates	(5,574)	(12,465)	(19,740)	(24,352)
Adjusted EBITDA	$14,070	$14,058	$39,800	$60,460

-continued-

Unifi Announces Fourth Quarter Results-page 8

NON-GAAP FINANCIAL MEASURES

Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA

EBITDA represents net income or loss attributable to Unifi, Inc. before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization).  Adjusted EBITDA including equity affiliates represents EBITDA adjusted to exclude non-cash compensation expense net of distributions, gains or losses on extinguishment of debt, loss on previously held equity interest, and certain other adjustments.  Other adjustments include gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, and certain other non-operating income or expense items.  Adjusted EBITDA represents Adjusted EBITDA including equity affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates.  We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA are alternative views of performance used by management and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures.  Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions.  Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.  We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges.  Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance.  The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

In evaluating EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

-continued-

Unifi Announces Fourth Quarter Results-page 9

NON-GAAP FINANCIAL MEASURES
-continued-

Each of our Adjusted EBITDA and Adjusted EBITDA including equity affiliates measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

▪	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

▪	it does not reflect changes in, or cash requirements for, our working capital needs;

▪	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

▪
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA (or our Adjusted EBITDA including equity affiliates) measure does not reflect any cash requirements for such replacements;

▪	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

▪	it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

▪	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

▪	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, neither of Adjusted EBITDA or Adjusted EBITDA including equity affiliates should be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

-continued-

Unifi Announces Fourth Quarter Results-page 10

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

-end-